Exhibit 99.1

Contact:	Bohn H. Crain
Chief Executive Officer
Radiant Logistics, Inc.
(425) 943-4599

RADIANT LOGISTICS ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2011

Posts Record Results with Annual Revenues of $203.8 Million and Adjusted EBITDA of $6.8 Million and increases adjusted EBITDA guidance to $9.25 Million for fiscal year 2012

BELLEVUE, WA   October 7, 2011 – Radiant Logistics, Inc. (OTC BB: RLGT), a domestic and international logistics services company, today reported financial results for the three months and year ended June 30, 2011.

For the three months ended June 30, 2011, Radiant reported net income of $582,000 on $70.9 million of revenues, or $0.02 per basic and fully diluted share, including $139,000 in non-recurring transaction and severance costs and $583,000 in non-recurring transition costs associated with the Company’s acquisition of DBA Distribution Services, Inc. (“DBA”).  For the three months ended June 30, 2010, Radiant reported net income of $844,000 on $40.7 million of revenues, or $0.03 per basic and fully diluted share, including a nonrecurring gain of $135,000 on extinguishment of debt.

For the year ended June 30, 2011, Radiant reported net income of $2,852,000 on $203.8 million of revenues, or $0.09 per basic and per fully diluted share, including $139,000 in non-recurring transaction and severance costs and $583,000 in non-recurring transition costs associated with the Company’s acquisition of DBA. For the year ended June 30, 2010, Radiant reported net income of $1,959,000 on $146.7 million of revenues, or $0.06 per basic and fully diluted share, including $854,000 in non-recurring gains.

In the quarter ended June 30, 2011, the Company incurred $139,000 in non-recurring transaction and severance costs in connection with its acquisition of DBA which are considered as add-backs for purposes of calculating the Company’s adjusted EBITDA.  In addition, during this same period the Company also incurred $583,000 in non-recurring transition costs which are principally personnel costs that  are being eliminated in connection with the winding down of DBA’s historical back-office operations as these functions are being transitioned to the Company’s headquarters in  Bellevue, Washington.

In June of 2010, the Company recognized a gain of $135,000 related to payments made  to the former shareholder of Adcom in satisfaction of  integration and earn-out obligations payable in Company stock that were ultimately paid in cash at a discount.

In March of 2010, the Company recognized a benefit of $364,000 resulting from a refund of overpayments made to the State of Washington in connection with business and occupancy taxes.

In December 2009, the Company recorded a gain of $355,000 in connection with the favorable settlement of a dispute with the former owner of Adcom related to the calculation and payment of working capital and certain related post-closing items.

The Company also reported adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $1,902,000 for the three months ended June 30, 2011, which excludes $139,000 of non-recurring transaction & severance costs, compared to adjusted EBITDA of $1,400,000 for the three months ended June 30, 2010, for an increase of $502,000.  A reconciliation of the Company’s adjusted EBITDA to the most directly comparable GAAP measure appears at the end of this release. Excluding the $583,000 in non-recurring transition costs associated with the Company’s acquisition of DBA, the Company would have reported $2,485,000 in adjusted EBITDA for the three months ended June 30, 2011, for an increase of $1,085,000.

The Company also reported adjusted EBITDA of $6,823,000 for the year ended June 30, 2011, compared to adjusted EBITDA of $4,246,000 for the year ended June 30, 2010.  A reconciliation of the Company’s adjusted EBITDA to the most directly comparable GAAP measure appears at the end of this release. Excluding the $583,000 in non-recurring transition costs associated with the Company’s acquisition of DBA, the Company would have reported $7,406,000 in adjusted EBITDA for the year ended June 30, 2011, for an increase of $3,160,000.

The Company has also provided additional prior period analysis using pro forma results of operations presented as if Radiant had acquired DBA as of July 1, 2009 which is included in the Company’s Form 10-K for the year ended June 30, 2011 and filed October 7, 2011.

“We are very pleased with our progress in integrating DBA and the results for the quarter and fiscal year ended June 30, 2011,” said Bohn Crain, Chairman and CEO. “For the quarter ended June 30, 2011, we posted record revenues of $70.9 million, an improvement of $30.2 million or 74.2% over the comparable prior year period.  Net transportation revenues also increased 60.6% to $21.2 million as compared to $13.2 million for the comparable prior year period.  For the quarter ended June 30, 2011, we also reported $1.9 million in adjusted EBITDA, an improvement of $500,000 or 35.7% over the comparable prior year period. Excluding the $583,000 in non-recurring transition costs associated with our acquisition of DBA, we would have reported $2,485,000 in adjusted EBITDA for the three months ended June 30, 2011, for an improvement of $1,085,000 or 77.5%.”

“For the fiscal year ended June 30, 2011, we also posted record revenues of $203.8 million, an improvement of $57.1 million or 38.9%, compared to $146.7 million in revenues for the year ended June 30, 2010. Net transportation revenues also increased 36.3% to $62.5 million as compared to $45.6 million for the comparable prior year period.  This positive trend also continued in terms of profitability as we reported $6,823,000 in adjusted EBITDA for the year ended June 30, 2011, an improvement of $2,577,000 or 60.7% over the comparable prior year period. Excluding the $583,000 in non-recurring transition costs associated with our acquisition of DBA, we would have reported $7,406,000 in adjusted EBITDA for the year ended June 30, 2011, for an improvement of $3,160,000 or 74.4%.”

“The operating leverage available through our non-asset based business model also continues to improve as we scale the business. Excluding the $583,000 in non-recurring transition costs associated with our acquisition of DBA, as a percentage of net revenues, our operating income increased to 9.2% from 5.4%.  We remain focused on these metrics and are very excited about these trends, the leverage of our scalable non-asset based business model and the anticipated margin expansion available to us as we continue to execute our growth strategy.”

Mr. Crain continued, “We are also happy to report that the integration of DBA is ahead of schedule and we were able to capture most of the targeted cost savings effective October 1, 2011 rather than our original plan of January 1, 2012.  Accordingly, we are increasing our projections for our fiscal year ending June 30, 2012 from $9.0 million in adjusted EBITDA to $9.25 million in adjusted EBITDA on the previously projected $285.0 million in annual revenues.  This is before considering the impact of any future acquisitions or new agent stations that we may onboard over the balance of the fiscal year.  We believe our long-standing business strategy will continue to deliver positive results and sustain our trend of double digit growth.  From our current platform, we believe profitable growth can be best achieved by continuing to bring value to the agent-based forwarding community and continuing to execute our three-prong strategy of first, providing continuous improvement to our existing network participants in terms of technology, buy rates and enhanced service offerings; second, building upon the success of our organic growth initiative by on-boarding additional agent stations; and third, opportunistically pursuing acquisition opportunities, including strategic opportunities within the community of agent-based forwarders. Through this process we have identified and are in conversations with a select number of potential partners that could complement our existing network.  I look forward to updating you on our progress in the coming months as these opportunities continue to develop.”

The Company’s estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company and DBA for the most recent 12 months ended June 30, 2011 are indicative of the future financial performance of the combined group. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears at the end of this release.

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation, unusual items and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business.  A reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

Historical Results

(Amounts in 000’s)	THREE MONTHS ENDED JUNE 30,		FISCAL YEAR ENDED JUNE 30,
	2011	2010	2011	2010
Net income	$582	$844	$2,852	$1,959

Interest expense - net	106	31	207	135
Income tax expense	634	175	2,025	1,093
Depreciation and amortization	420	416	1,325	1,598

EBITDA	1,742	1,466	6,409	4,785
Stock-based compensation and other non-cash charges	21	69	125	315
Loss (gain) on litigation settlement	-	-	150	(355)
Business & Occupancy tax refund	-	-	-	(364)
Transaction & severance costs	139	-	139	-
Gain on extinguishment of debt	-	(135)	-	(135)

Adjusted EBITDA (1)	$1,902	$1,400	$6,823	$4,246

(1)
Excluding the $583,000 in non-recurring transition costs associated with the Company’s acquisition of DBA, the Company’s adjusted EBITDA for the three months and year ended June 30, 2011 would have been $2,485,000 and $7,406,000, respectively.

Financial Outlook

(Amounts in 000’s)	Outlook Fiscal Year Ended June 30, 2012	Actual Fiscal Year Ended June 30, 2011
Net income	$3,798	$2,852

Interest expense - net	802	207
Income tax expense	2,327	2,025
Depreciation and amortization	2,048	1,325

EBITDA	8,975	6,409

Stock-based compensation and other non-cash charges	150	125
Transaction & severance costs	125	139
Loss on litigation settlement	-	150

Adjusted EBITDA (2)	$9,250	$6,823

(2)
The projected adjusted EBITDA for fiscal year ended June 30, 2012 is burdened by an estimated $750,000 in non-recurring transition costs associated with the Company’s acquisition of DBA anticipated to occur through December 31, 2011.  Excluding these costs, the adjusted EBITDA for the fiscal year ended June 30, 2012 is projected at $10,000,000.

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Monday, October 10, 2011 at 4:00 pm, ET to discuss the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 379962.

About Radiant Logistics (OTC BB: RLGT)

Radiant Logistics (www.radiantdelivers.com) is a non-asset based third-party transportation & logistics provider with complete global reach, as well as one of the largest and fastest growing networks in North America.  The company delivers world-class transportation, logistics and information solutions to its customers, as well as growth, liquidity, and ongoing support for its strategic operating partners.  Operating a network of over 100 company-owned and exclusive agent offices under the Airgroup, Adcom Worldwide, Distribution By Air and Radiant brands, the company services a diversified account base that includes manufacturers, distributors and government agencies, using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, our ability to: use Airgroup as a “platform” upon which we can build a profitable global transportation and supply chain management company; retain and build upon the relationships we have with our exclusive agency offices; continue the development of our back office infrastructure and transportation and accounting systems in a manner sufficient to service our expanding revenues and base of exclusive agency locations; maintain the future operations of Adcom and DBA in a manner consistent with its past practices,  continue growing our business and maintain historical or increased gross profit margins; locate suitable acquisition opportunities; secure the financing necessary to complete any acquisition opportunities we locate; assess and respond to competitive practices in the industries in which we compete, mitigate, to the best extent possible, our dependence on current management and certain of our larger exclusive agency locations; assess and respond to the impact of current and future laws and governmental regulations affecting the transportation industry in general and our operations in particular; as well as those risk factors disclosed in Item 1A of our Report on Form 10 K for the year ended June 30, 2011 other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiant-logistics.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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RADIANT LOGISTICS, INC.
Consolidated Balance Sheets

	June 30, 2011	June 30, 2010
ASSETS
Current assets -
Cash and cash equivalents	$434,185	$682,108
Accounts receivable, net of allowance of $1,592,235 and $626,401 respectively	41,577,053	21,442,023
Current portion of employee loan receivable	21,401	13,100
Current portion of station and other receivables	141,372	195,289
Prepaid expenses and other current assets	1,761,273	1,104,211
Deferred tax asset	1,142,077	402,428
Total current assets	45,077,361	23,839,159

Furniture and equipment, net	1,428,063	881,416

Acquired intangibles, net	2,879,846	2,019,757
Goodwill	6,650,008	982,788
Employee loan receivable, net of current portion	64,494	38,000
Station and other receivables, net of current portion	116,965	151,160
Investment in real estate	40,000	40,000
Deposits and other assets	363,815	153,116
Deferred tax asset – long term	-	106,023
Total long term assets	10,115,128	3,490,844
Total assets	$56,620,552	$28,211,419

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities -
Accounts payable and accrued transportation costs	$27,872,185	$16,004,814
Commissions payable	3,570,858	2,119,503
Other accrued costs	1,992,694	538,854
Income taxes payable	333,999	76,309
Due to former shareholder of subsidiaries	2,657,781	603,205
Current portion of notes payable to former shareholders of DBA	800,000	-
Other current liabilities	135,927	-
Total current liabilities	37,363,444	19,342,685

Other long term debt	10,269,268	7,641,021
Notes payable to former shareholders of DBA, net of current portion	1,600,000	-
Deferred rent liability	631,630	439,905
Deferred tax liability	485,907	-
Other long-term liabilities	120,571	-
Total long term liabilities	13,107,376	8,080,926
Total liabilities	50,470,820	27,423,611

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized. Issued and outstanding: June 30, 2011 – 31,676,438; June 30, 2010 – 31,273,461	18,051	16,157
Additional paid-in capital	11,060,701	8,108,239
Treasury stock, at cost, 4,919,239 and 3,428,499 shares, respectively	(1,407,455)	(936,190)
Retained deficit	(3,615,322)	(6,466,946)
Total Radiant Logistics, Inc. stockholders’ equity	6,055,975	721,260
Non-controlling interest	93,757	66,548
Total stockholders’ equity	6,149,732	787,808
Total liabilities and stockholders’ equity	$56,620,552	$28,211,419

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RADIANT LOGISTICS, INC.
Consolidated Statements of Income (Operations)

	THREE MONTHS ENDED JUNE 30,		YEAR ENDED JUNE 30,
	2011	2010	2011	2010

Revenue	$70,932,008	$40,707,751	$203,820,175	$146,715,556
Cost of transportation	49,753,382	27,472,232	141,315,637	101,085,752
Net revenues	21,178,626	13,235,519	62,504,538	45,629,804

Agent commissions	13,822,896	8,978,132	42,352,576	31,376,580
Personnel costs	3,038,507	1,480,015	7,733,701	5,882,251
Selling, general and administrative expenses	2,032,232	1,494,613	5,335,354	4,295,188
Transition costs associated with DBA acquisition	582,762	-	582,762	-
Depreciation and amortization	419,566	416,333	1,325,289	1,598,195
Total operating expenses	19,895,963	12,369,093	57,329,682	43,152,214

Income from operations	1,282,663	866,426	5,174,856	2,477,590

Other income (expense):
Interest income	5,563	5,778	21,607	44,181
Interest expense	(111,696)	(36,642)	(228,749)	(178,837)
Gain on extinguishment of debt	-	135,012	-	135,012
Gain (loss) on litigation settlement	-	-	(150,000)	354,670
Other	79,700	84,554	218,611	338,724
Total other income (expense)	(26,433)	188,702	(138,531)	693,750

Income before income tax expense	1,256,230	1,055,128	5,036,325	3,171,340

Income tax expense	(634,251)	(175,438)	(2,025,492)	(1,094,154)

Net income	621,979	879,690	3,010,833	2,077,186

Less: Net income attributable to non-controlling interest	(40,282)	(35,412)	(159,209)	(118,641)

Net income attributable to Radiant Logistics, Inc.	$581,697	$844,278	$2,851,624	$1,958,545

Net income per common share – basic	$0.02	$0.03	$0.09	$0.06
Net income per common share – diluted	$0.02	$0.03	$0.09	$0.06

Weighted average shares outstanding:
Basic shares	30,591,353	31,887,727	30,424,020	32,548,492
Diluted shares	33,457,088	32,062,153	32,021,404	32,720,019

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RADIANT LOGISTICS, INC.
Reconciliation of EBITDA to Net Income and Net Cash Provided By Operating Activities
(UNAUDITED)

As used in this report, adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash charges.  We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges.  Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance.  We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.  EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of adjusted EBITDA to both net income and cash flow provided by operating activities:

	THREE MONTHS ENDED JUNE 30,		YEAR ENDED JUNE 30,
	2011	2010	2011	2010

Adjusted EBITDA	$1,901,922	$1,400,102	$6,823,787	$4,246,124
Transaction and severance costs	(138,980)	-	(138,980)	-
Stock-based compensation and other non-cash charges	(21,295)	(68,201)	(125,260)	(314,696)
Refund of Business & Occupancy tax (including interest)	-	-	-	364,440
Gain (loss) on litigation settlement	-	-	(150,000)	354,670
Gain on extinguishment of debt	-	135,012	-	135,012

EBITDA	1,741,647	1,466,913	6,409,547	4,785,550

Depreciation and amortization	(419,566)	(416,333)	(1,325,289)	(1,598,195)
Interest expense, net	(106,133)	(30,864)	(207,142)	(134,656)
Income tax expense	(634,251)	(175,438)	(2,025,492)	(1,094,154)
Net income	581,697	844,278	2,851,624	1,958,545

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Non-cash compensation expense (stock options)	19,782	54,939	115,346	218,781
Amortization of intangibles	280,805	283,654	941,473	1,159,286
Deferred income tax benefit	(77,551)	(4,021)	(108,647)	(433,125)
Amortization of bank fees	-	3,486	-	40,748
Depreciation and leasehold amortization	138,761	132,679	383,816	438,909
Gain on early extinguishment of debt	-	(135,012)	-	(135,012)
Loss (gain) on litigation settlement	-	-	150,000	(354,670)
Change in non-controlling interest of subsidiaries	40,282	35,412	159,209	118,641
Loss on disposal of fixed assets	-	-	11,931	-
Provision for (recovery of) doubtful accounts	49,576	(43,358)	(87,669)	(54,988)

CHANGE IN OPERATING ASSETS AND LIABILITIES:
Accounts receivable	(3,590,717)	(2,926,971)	(5,372,281)	(4,038,459)
Employee loan receivables	(29,250)	(131,260)	(34,795)	42,600
Income tax deposit	32,022	-	32,022	535,074
Station and other receivables	10,983	749,076	135,407	224,371
Prepaid expenses, deposits and other assets	(426,598)	(599,388)	(291,248)	(736,705)
Checks issued in excess of funds	-	(44,148)	-	-
Accounts payable & accrued transportation costs	1,337,327	2,946,711	2,481,020	2,750,911
Commissions payable	1,046,740	696,986	1,233,466	796,499
Other accrued costs	(239,301)	(64,424)	(16,229)	(212,836)
Deferred rent liability	28,993	439,605	173,172	439,905
Other liabilities	(89,712)	(23,244)	(89,712)	-
Income taxes payable	249,178	(200,303)	263,849	76,309
Due to former shareholders of subsidiaries	-	-	-	(20,834)
Total adjustments	(1,218,680)	1,170,419	80,130	855,405

Net cash provided by (used) for operating activities	$(636,983)	$2,014,697	$2,931,754	$2,813,950

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